Exhibit 10.2

Execution Version

REVOLVING FACILITY SECURITY AGREEMENT

Dated as of June 9, 2016

From

DANA HOLDING CORPORATION,

- and -

the other Grantors referred to herein

as Grantors

to

CITIBANK, N.A.,

as Collateral Agent

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T A B L E  O F  C O N T E N T S

ii

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Schedules

Schedule I	-	Investment Property
Schedule II	-	Pledged Deposit Accounts/Securities Accounts
Schedule III	-	Intellectual Property
Schedule IV	-	Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule V	-	Changes in Name, Location, Etc.
Schedule VI	-	Locations of Equipment and Inventory
Schedule VII	-	Letters of Credit
Exhibits
Exhibit A	-	Form of Revolving Facility Security Agreement Supplement
Exhibit B	-	Form of Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark]
Exhibit C	-	Form of Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] Supplement

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REVOLVING FACILITY SECURITY AGREEMENT

REVOLVING FACILITY SECURITY AGREEMENT, dated as of June 9, 2016 (this “Agreement”), made by DANA HOLDING CORPORATION (the “Borrower”), the other Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 20) (the Borrower, the Persons so listed and the Additional Grantors being, collectively, the “Grantors”), to CITIBANK, N.A., (“CITI”), as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement (as hereinafter defined), the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

PRELIMINARY STATEMENTS.

1. The Borrower and the Guarantors (as defined in the Credit Agreement) have entered into a Revolving Credit and Guaranty Agreement, dated as of June 9, 2016 (said agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the Lenders and the Agents (each as defined therein).

2. Each Grantor is the owner of the shares of issued and outstanding stock or other Capital Stock (the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and as otherwise described in Part I of Schedule I hereto and issued by the Persons named therein.

3. Each Grantor is the creditor with respect to the indebtedness (the “Initial Pledged Debt”) owed to such Grantor set forth opposite such Grantor’s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein.

4. Each Grantor is the owner of the deposit accounts (the “Pledged Deposit Accounts”) set forth opposite such Grantor’s name on Schedule II hereto.

5. Each Grantor is the owner of the securities accounts (the “Securities Accounts”) set forth opposite such Grantor’s name on Schedule II hereto.

6. Each Grantor is the beneficiary under certain letters of credit as described opposite such Grantor’s name on Schedule VII hereto.

7. It is a condition precedent to the making of Advances by the Lender Parties under the Credit Agreement and the entry into the Secured Hedge Agreements by the Hedge Banks from time to time that the Grantors shall have granted the security interest and made the pledge and assignment contemplated by this Agreement.

8. Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

9. Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. In addition, this Agreement and the terms used herein shall be subject to the rules of construction as set forth in Section 1.04 of the Credit Agreement.

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NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances under the Credit Agreement and to induce the Hedge Banks to enter into Secured Hedge Agreements from time to time, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following personal property, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) all equipment in all of its forms (but excluding motor vehicles), including, without limitation, all machinery, tools, furniture and fixtures, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);

(b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof; (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

(c) all accounts (including, without limitation, health care insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clauses (d), (e) or (f) below, being the “Receivables,” and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(d) the following (collectively, the “Security Collateral”):

(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, returns of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;

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(ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

(iii) all additional shares of stock and other Capital Stock from time to time acquired by such Grantor, in any manner (such shares and other Capital Stock, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Capital Stock, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such shares or other Capital Stock and all warrants, rights or options issued thereon or with respect thereto; provided that, notwithstanding anything elsewhere in this Agreement or any other Loan Document to the contrary, no Grantor shall be required to pledge any Capital Stock (A) (x) in any Foreign Subsidiary or FSHCO or (y) any entity that is treated as a partnership or a disregarded entity for United States federal income tax purposes and whose assets are substantially only Capital Stock in Foreign Subsidiaries or FSHCOs (a “Flow-Through Entity”) owned or otherwise held by such Grantor which, when aggregated with all of the other Capital Stock in such Foreign Subsidiary or FSHCO, as applicable, (or Flow-Through Entity) pledged by any Grantor, would result (or would be deemed to result for United States federal income tax purposes) in more than 65% of the total combined voting power of all classes of stock in a Foreign Subsidiary or FSHCO, as applicable, or Capital Stock in a Flow-Through Entity entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Internal Revenue Code) (the “Voting Foreign Stock”) being pledged to the Collateral Agent, on behalf of the Secured Parties, under this Agreement (although all of the shares of stock in a Foreign Subsidiary or FSCHO, as applicable, or Capital Stock in a Flow-Through Entity not entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Internal Revenue Code) (the “Non-Voting Foreign Stock”) shall be pledged by each of the Grantors that owns or otherwise holds any such Non-Voting Foreign Stock therein), (B) in any Excluded Subsidiary, other than any Foreign Subsidiary or FSHCO (C) in any Subsidiary to the extent the pledge of such Capital Stock could reasonably be expected to result in any material adverse tax consequence as determined by the Borrower in good faith, (D) to the extent the pledge thereof would be prohibited by applicable law, rule, regulation or contractual obligation (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable provisions of the Uniform Commercial Code) or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received), (E) consisting of Margin Stock or (F) with respect to which the Agent and the Borrower reasonably agree that the costs or other consequence of obtaining such security interest or perfection thereof are excessive in relation to the value afforded thereby (any Capital Stock excluded pursuant to this proviso shall be referred to herein as the “Excluded Equity Interests”); provided further that, if, as a result of any change in the tax laws of the United States of America after the date of this Agreement, the pledge by such Grantor of any additional shares of stock in any such Foreign Subsidiary or FSHCO or Capital Stock in a Flow-Through Entity to the Collateral Agent, on behalf of the Secured Parties, under this Agreement would not result in an increase in the aggregate net consolidated tax liabilities or in the reduction of any loss carryforward, tax basis or other tax attribute, of the Borrower and its Subsidiaries, then, promptly after the change in such laws, all such additional shares of stock shall be so pledged under this Agreement;

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(iv) all additional indebtedness from time to time owed to such Grantor; (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; provided that, notwithstanding anything elsewhere in this Agreement or any other Loan Document to the contrary, no Grantor shall be required to pledge any indebtedness (A) with respect to which the Agent and the Borrower reasonably agree that the cost or other consequence of obtaining such a security interest or perfection thereof are excessive in relation to the value afforded thereby or (B) to the extent the pledge thereof would be prohibited by applicable law, rule, regulation or contractual obligation (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable provisions of the Uniform Commercial Code) or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received) (together with the Excluded Equity Interests, the “Excluded Securities”);

(v) the Securities Accounts, all security entitlements with respect to all financial assets from time to time credited to the Securities Accounts, and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon or with respect thereto; and

(vi) all other investment property (including, without limitation, all (A) securities (whether certificated or uncertificated), (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;

(e) the following (collectively, the “Account Collateral”):

(i) the Pledged Deposit Accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts;

(ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

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(f) the following, whether registered or unregistered, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof, and including any registrations and applications for registration for any of the following (collectively, the “Intellectual Property Collateral”):

(i) all patents, utility models, industrial designs and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (the “Patents”);

(ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers and the goodwill related to any of the foregoing (the “Trademarks”);

(iii) all copyrights, including, without limitation, mask works and copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof (the “Copyrights”);

(iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and material relating thereto, together with any and all related rights, substitutions, replacements, updates and new versions of any of the foregoing (the “Computer Software”);

(v) all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data (collectively, the “Trade Secrets” and with the Patents, Trademarks, Copyrights and Computer Software, the “Intellectual Property”);

(vi) all United States registrations and applications for registration for any of the foregoing are set forth in Schedule III hereto;

(vii) all agreements, permits, consents and orders relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary (the “IP Agreements”); and

(viii) any and all claims for damages and injunctive relief for past, present and future infringements, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(g) all books, records, account ledgers, data processing records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the collateral described in clauses (a) through (f) above; and

(h) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (h) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash;

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provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an assignment or pledge to or grant of a security interest in any of the following Collateral (each, an “Excluded Asset”): (i) any fee-owned real property that is not Material Real Property and all leasehold interests in real property; (ii) motor vehicles and other assets subject to certificates of title, letter of credit rights (other than to the extent such rights can be perfected by filing a UCC-1) and commercial tort claims; (iii) pledges and security interests prohibited by applicable law, rule, regulation or contractual obligation (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable provisions of the Uniform Commercial Code) or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received); (iv) equity interests in any Excluded Subsidiary (other than any Foreign Subsidiary or FSHCO) and other Excluded Securities; (v) assets to the extent a security interest in such assets could reasonably be expected to result in material adverse tax consequences as determined in consultation with the Administrative Agent; (vi) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than the Borrower or any Subsidiary Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code; (vii) those assets as to which the Agent and the Borrower reasonably agree that the cost or other consequence of obtaining such a security interest or perfection thereof are excessive in relation to the value afforded thereby; (viii) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code; (ix) “intent-to-use” trademark applications until the earlier of (x) the filing of a statement of use therefore and acceptance of such statement of use or (y) the issuance of a registration thereon; (x) assets subject to liens securing permitted securitization financings (including Qualified Receivables Transactions); (xi) payroll, trust or tax withholding accounts and any accounts or funds held or received on behalf of third parties; (xii) assets subject to the Liens described in Section 5.02(a)(vi)(z); and (xiii) any equipment or other asset subject to liens securing debt permitted under Section 5.02(b)(vii) and Section 5.02(b)(xiii) of the Credit Agreement, if the contract or other agreement providing for such debt or capital lease obligation prohibits or requires the consent of any person as a condition to the creation of any other security interest on such equipment or asset and, in each case, such prohibition or requirement is permitted under the loan documents; provided that, notwithstanding anything the contrary in this Agreement, no Grantor shall be required to deliver to the Collateral Agent or any other Secured Party any (1) control agreements or control, lockbox or similar arrangements with respect to Deposit Accounts, Securities Accounts or any other assets, (2) landlord, mortgagee or bailee waivers, (3) notices to accounts debtors or other contractual third parties or (4) security documents governed by foreign law or perfection of any security interest under foreign law.

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Section 2. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations (including the Guaranteed Obligations) of such Grantor now or hereafter existing under the Loan Documents, the Secured Hedge Agreements and the Cash Management Obligations, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party

Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Delivery and Control of Security Collateral. Subject to any Intercreditor Agreement:

(a) All certificates or instruments representing or evidencing Security Collateral (if certificated) shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent; provided that no Grantor shall be required to deliver an instrument representing Pledged Debt if the principal amount of such Pledged Debt is less than $1,000,000. After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

(b) With respect to any Security Collateral that constitutes an uncertificated security that is at any time subject to Article 8 of the UCC and is not held in a Securities Account, the relevant Grantor will cause, to the extent permitted by applicable law, each issuer thereof that is a Subsidiary of such Grantor to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Security Collateral in a form and substance that is reasonably satisfactory to the Borrower and the Collateral Agent (such agreement being an “Uncertificated Security Control Agreement”).

(c) Upon the request of the Collateral Agent following the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of Securities Collateral (other than any other Loan Party) in which a security interest has been granted by it hereunder that such Securities Collateral is subject to the security interest granted hereunder.

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Section 5. Representations and Warranties. Each Grantor represents and warrants as follows:

(a) As of the Closing Date, such Grantor’s exact legal name, chief executive office, type of organization, jurisdiction of organization and organizational identification number is as set forth in Schedule IV hereto. Such Grantor has no trade names as of the Closing Date other than as listed on Schedule III hereto. Within the five years preceding the Closing Date, such Grantor has not changed its name, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule IV hereto except as set forth in Schedule V hereto.

(b) Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for (x) Permitted Liens and (y) the security interest created under this Agreement or as permitted under the Credit Agreement. To the best of such Grantor’s knowledge, no valid or effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents or as otherwise permitted under the Credit Agreement.

(c) None of the Receivables in excess of $5,000,000 is evidenced by a promissory note or other instrument that has not been delivered to the Collateral Agent.

(d) If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder to the extent required under this Agreement. The Pledged Equity of any Subsidiary which has been pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable.

(e) The Pledged Debt pledged by such Grantor hereunder which has been issued by a Loan Party has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, and if in an amount in excess of $5,000,000, is evidenced by one or more promissory notes (which promissory notes have been delivered to the Collateral Agent) and as of the Closing Date is not in default.

(f) The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Capital Stock of the issuers thereof indicated on Schedule I hereto. The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor by the issuers thereof and is outstanding in the principal amount indicated on Schedule I hereto.

(g) As of the Closing Date, such Grantor has no investment property, other than the investment property listed on Schedule I hereto and additional investment property as to which such Grantor has complied with the requirements of Section 4.

(h) As of the Closing Date, such Grantor has no deposit accounts, other than the Pledged Deposit Accounts listed on Schedule II hereto.

(i) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor (to the extent such matter is governed by the laws of the United States, or a jurisdiction located therein), securing the payment of the Secured Obligations and when (i) financing statements and other filings, including, without limitation, filings with the United States Patent and Trademark Office

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or the United States Copyright Office, in appropriate form, are filed in the applicable filing offices and (ii) upon the taking of possession by the Collateral Agent of the Collateral with respect to which a security interest may be perfected by possession, the Liens created by this Agreement shall constitute fully perfected Liens in all the Collateral in which a security interest may be perfected by filing, recording, registering a financing statement or analogous document in the United States or taking of possession, case subject to no Liens other than Permitted Liens and other Liens created or permitted by the Loan Documents.

(j) No governmental authorization, and no notice to or filing with, any governmental authority or other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder, to the extent such perfection is required hereunder and can be accomplished under applicable laws of the United States or any jurisdiction located therein (except for the filing of financing statements and continuation statements under the UCC, which financing statements have been or will be filed after the date hereof and, at such time, will be in full force and effect, the recordation of the Notice of Grant of Security Interest referred to in Section 10(h) with the U.S. Patent and Trademark Office and the U.S. Copyright Office, which agreements, once recorded, will be in full force and effect, and the actions described in Section 4 with respect to the Security Collateral, which actions have been taken (or will be taken) and are in full force and effect), or (iii) the exercise by the Collateral Agent or any Lender Party of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

(k) Except where failure to so comply would not be reasonably likely to have a Material Adverse Effect, the Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act and similar laws affecting such Grantor.

(l) As to itself and its Intellectual Property Collateral, except where failure to so comply would not be reasonably likely to have a Material Adverse Effect:

(i) The operation of such Grantor’s business as currently conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

(ii) Such Grantor is the owner of all right, title and interest in and to the Intellectual Property Collateral, or has a valid right to use, all Intellectual Property Collateral.

(iii) The Intellectual Property Collateral set forth on Schedule III hereto includes all of the United States Patents registrations and applications, domain names, United States Trademark registrations and applications, United States Copyright registrations and material IP Agreements owned by the Grantors as of the date hereof.

(iv) To such Grantor’s knowledge, the Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part and is valid and enforceable (other than any invalidity as a result of the expiration of the statutory term for such Intellectual Property Collateral).

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(v) Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in any of such Grantor’s Intellectual Property Collateral in the United States, as applicable and except where Grantor has determined in its commercially reasonable business judgment that such actions would not be commercially reasonable in the circumstances. Such Grantor has used commercially reasonable efforts to use proper statutory notice in connection with its use of each patent, trademark and copyright in the Intellectual Property Collateral, as applicable.

(vi) To each Grantor’s knowledge, no claim, action, suit, investigation, litigation or proceeding has been asserted or is pending or threatened in writing against such Grantor (A) based upon or challenging or seeking to deny or restrict the Grantor’s rights in or use of any of the Intellectual Property Collateral, (B) alleging that the Grantor’s rights in or use of the Intellectual Property Collateral or the operation of such Grantor’s business infringes, misappropriates, dilutes, misuses or otherwise violates any Intellectual Property or any other proprietary right of any third party, or (C) alleging that any Intellectual Property Collateral is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement. To each Grantor’s knowledge, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates or conflicts with any Grantor’s Intellectual Property Collateral or Grantor’s rights in or use thereof.

(vii) Except as set forth on Schedule III hereto and for non-exclusive licenses granted in the ordinary course of business, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any Intellectual Property Collateral that is material to the use and operations of the Collateral or to the business, results of operations, or financial condition of such Grantor (each such Intellectual Property Collateral a “Material Intellectual Property Collateral”). The consummation of the transactions contemplated by the Loan Documents will not result in the termination or impairment of any of the Material Intellectual Property Collateral or material IP Agreement. With respect to each material IP Agreement: (A) such IP Agreement is valid and binding and in full force and effect; (B) such Grantor has not received any notice of a termination, cancellation, breach or default under such IP Agreement, which breach or default has not been cured; (C) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such IP Agreement; and (C) neither such Grantor nor, to each Grantor’s knowledge, any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(viii) To each Grantor’s knowledge, none of the material Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor.

(ix) Except as set forth on Schedule III hereto, as of the Closing Date, no Grantor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

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Section 6. Further Assurances.

(a) Each Grantor agrees that from time to time, at the expense of such Grantor and subject to any Intercreditor Agreement, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect and maintain perfection of any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) upon the occurrence and during the continuance of an Event of Default, and upon the reasonable request of the Collateral Agent, mark conspicuously each document included in Inventory, each chattel paper included in Receivables, each Related Contract and, at the reasonable request of the Collateral Agent, each of its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (iii) execute or authenticate and file, or authorize the Collateral Agent to file, such financing or continuation statements, or amendments thereto and such other instruments or notices, as may be necessary, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iv) at the request of the Collateral Agent, deliver to the Collateral Agent for benefit of the Secured Parties certificates representing Pledged Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; and (v) promptly deliver to the Collateral Agent evidence that all other actions that the Collateral Agent may deem reasonably necessary in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement have been taken; provided that, notwithstanding anything the contrary in this Agreement, no Grantor shall be required to deliver to the Collateral Agent or any other Secured Party any (1) control agreements or control, lockbox or similar arrangements with respect to Deposit Accounts, Securities Accounts or commodity accounts, (2) landlord, mortgagee or bailee waivers, (3) notices to accounts debtors or other contractual third parties or (4) security documents governed by foreign law or perfection of any security interest under foreign law.

(b) Each Grantor hereby authorizes the Collateral Agent to file one or more UCC financing statements or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

Dana – Revolving Facility Security Agreement

Section 7. As to Equipment and Inventory.

(a) Each Grantor will keep its Equipment and Inventory (other than Inventory sold in the ordinary course of business, that is obsolete, slow-moving, non-conforming or unmerchantable, identified as a write-off, overstock or excess by such Grantor or that does not otherwise conform to the representations and warranties contained in the Loan Documents with respect to the Collateral) at the places therefor specified in Schedule VI or, in the case of Equipment or Inventory with an aggregate value in excess of $5,000,000, upon 30 days’ prior written notice to the Collateral Agent or such shorter period as may be acceptable to the Collateral Agent, at such other places designated by such Grantor in such notice

(b) Each Grantor will cause its Equipment to be maintained and preserved, and cause each of its Subsidiaries to maintain and preserve, in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to do so could reasonably be expected not to have a Material Adverse Effect.

(c) In producing its Inventory, each Grantor will comply with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act and similar laws affecting such Grantor, except where failure to so comply would not be reasonably likely to have a Material Adverse Effect.

Section 8. Insurance.

(a) Each Grantor will, at its own expense, maintain insurance with respect to its Equipment and Inventory in accordance with the requirements of the Credit Agreement. Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and such Grantor as their interests may appear. Each such policy shall in addition (i) name such Grantor and the Collateral Agent as additional insured parties or loss payees thereunder, as the case may be, (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent as their interest may appear under the additional insured or loss payee provision as the case may be notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provided that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (iv) endeavor to provide that at least 10 days’ prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer otherwise, Grantor shall provide such notices. If an Event of Default has occurred and is continuing, each Grantor will, at the request of the Collateral Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of this Section 8 and cause the insurers to acknowledge notice of such assignment.

(b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 8 may be paid directly to the Person who shall have incurred liability covered by such insurance.

(c) So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Collateral Agent in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Collateral Agent to the applicable Grantor. Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Equipment or Inventory shall be paid to the Collateral Agent and shall, in the Collateral Agent’s sole discretion, (i) be released to the applicable Grantor or (ii) be held as additional Collateral hereunder or applied as specified in Section 20(b).

Dana – Revolving Facility Security Agreement

Section 9. Post-Closing Changes; Collections on Receivables and Related Contracts.

(a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or chief executive office from those set forth in Section 5(a) of this Agreement without first giving at least 30 days’ prior written notice to the Collateral Agent (or such shorter period of time as agreed to by the Collateral Agent) and each Grantor will take all action reasonably required by the Collateral Agent in connection therewith for the purpose of perfecting or protecting the security interest granted by this Agreement.

(b) Each Grantor, at the Collateral Agent’s direction upon the occurrence and during the continuance of an Event of Default, will take such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of the Receivables and Related Contracts of such Grantor; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify each Obligor under any Receivables and Related Contracts of the assignment of such Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence upon the occurrence and during the continuance of an Event of Default, subject to any Intercreditor Agreement (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Receivables and Related Contracts of such Grantor shall be deemed to be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited in a Pledged Deposit Account to be designated by Collateral Agent and either (A) released to such Grantor on the terms set forth in Section 7 if such Event of Default has been cured or waived or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 16(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Related Contract, release wholly or partly any Obligor thereof or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Receivables and Related Contracts to any other indebtedness or obligations of the Obligor thereof.

Section 10. As to Intellectual Property Collateral.

(a) Without limiting any other rights of the Collateral Agent hereunder, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement, solely during and for the continuation of an Event of Default, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of such Grantor’s Intellectual Property now owned or hereafter acquired by such

Dana – Revolving Facility Security Agreement

Grantor, and wherever the same may be located (whether or not any license agreement by and between any Grantor and any other Person relating to the use of such Intellectual Property may be terminated hereafter), and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided, however, that any such license granted by the Collateral Agent to a third party shall include reasonable and customary terms necessary to preserve the existence, validity and value of the affected Intellectual Property, including without limitation, provisions requiring the continuing confidential handling of trade secrets, requiring the use of appropriate notices and prohibiting the use of false notices, protecting and maintaining the quality standards of the trademarks in the manner set forth below (it being understood and agreed that, without limiting any other rights and remedies of the Collateral Agent under this Agreement, any other Loan Document or applicable law, nothing in the foregoing license grant shall be construed as granting the Collateral Agent rights in and to such Intellectual Property above and beyond (x) the rights to such Intellectual Property that each Grantor has reserved for itself and (y) in the case of Intellectual Property that is licensed to any such Grantor by a third party, the extent to which such Grantor has the right to grant a sublicense to such Intellectual Property hereunder).

(b) Each use of such license by the Collateral Agent may only be exercised, at the option of the Collateral Agent, during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall immediately terminate at such time as the Collateral Agent is no longer lawfully entitled to exercise its rights and remedies under this Agreement. Nothing in this Section 10 shall require a Grantor to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor. In the event the license set forth in this Section 10 is exercised with regard to any trademarks, then the following shall apply: (i) all goodwill arising from any licensed or sublicensed use of any trademark shall inure to the benefit of the Grantor; (ii) the licensed or sublicensed trademarks shall only be used in association with goods or services of a quality and nature consistent with the quality and reputation with which such trademarks were associated when used by Grantor prior to the exercise of the license rights set forth herein; and (iii) at the Grantor’s request and expense, licensees and sublicensees shall provide reasonable cooperation in any effort by the Grantor to maintain the registration or otherwise secure the ongoing validity and effectiveness of such licensed trademarks.

(c) With respect to each item of Material Intellectual Property Collateral and until termination of this Agreement in accordance with its terms, each Grantor agrees to take, at its expense, all steps in accordance with the exercise of such Grantor’s commercially reasonable business judgment in such Grantor’s ordinary course of business, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other applicable governmental authority, to (i) maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each item of Material Intellectual Property now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, as applicable. No Grantor shall, without the

Dana – Revolving Facility Security Agreement

written consent of the Collateral Agent, abandon any Material Intellectual Property Collateral or discontinue use of any Trademark included in the Material Intellectual Property Collateral unless such Grantor shall have previously determined, in its reasonable business judgment, that such use or the pursuit or maintenance of such Material Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business and that the loss thereof, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect, in which case, such Grantor will give notice within sixty (60) days of the end of the fiscal quarter of any such abandonment to the Collateral Agent.

(d) Each Grantor agrees to notify the Collateral Agent within sixty (60) days of the end of the fiscal quarter if such Grantor becomes aware (i) that any item of the registered or pending Material Intellectual Property Collateral has become abandoned, placed in the public domain, invalid or unenforceable (other than as a result of the expiration of the statutory term for such Material Intellectual Property Collateral), or of any adverse determination or development regarding such Grantor’s ownership of any of the Material Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same to the extent the happening of such an event would reasonably be expected to materially and adversely affect the value or utility of the Intellectual Property Collateral or (ii) of any adverse determination (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any item of the Material Intellectual Property Collateral.

(e) In the event that any Grantor becomes aware that any item of Material Intellectual Property Collateral is being infringed or misappropriated by a third party, such Grantor shall promptly notify the Collateral Agent and shall take commercially reasonable actions (unless failure to take such actions would not reasonably be expected to have a Material Adverse Effect), at its expense, to protect or enforce such Intellectual Property Collateral, including, without limitation, as Grantor deems necessary or desirable in its reasonable business discretion, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

(f) Each Grantor shall take commercially reasonable actions to use proper statutory notice in connection with its use of each item of Material Intellectual Property Collateral owned by such Grantor as reasonably necessary to maintain such Grantor’s rights therein. No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Material Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain (other than as a result of the expiration of the statutory term for such Material Intellectual Property Collateral).

(g) Each Grantor shall take commercially reasonable actions which it or the Collateral Agent deems reasonable and appropriate under the circumstances to preserve and protect each item of its Material Intellectual Property Collateral, consistent in all material respects with the quality of the products or services as of the date hereof, and taking all steps reasonably necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(h) With respect to the Intellectual Property Collateral, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit B hereto or otherwise in form and substance reasonably satisfactory to the Borrower and Collateral Agent (an “Notice of Grant of Security Interest”), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office and the U.S. Copyright Office necessary to perfect the security interest hereunder in such federally registered or pending Intellectual Property Collateral.

Dana – Revolving Facility Security Agreement

(i) Each Grantor agrees that, should it obtain an ownership interest in or license to any Intellectual Property that is not on the Closing Date a part of the Intellectual Property Collateral, but otherwise would be part of the Intellectual Property Collateral if such Grantor had an ownership interest in or license to such item on the Closing Date (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability, or result in the cancellation, of such intent-to-use trademark applications under applicable federal law). Each Grantor shall, within sixty (60) days of the end of the fiscal quarter, execute and deliver to the Collateral Agent, or otherwise authenticate and deliver to the Collateral Agent, an agreement substantially in the form of Exhibit C hereto or otherwise in form and substance reasonably satisfactory to and requested by the Collateral Agent (an “IP Revolving Facility Security Agreement Supplement”) covering any federally registered or pending After-Acquired Intellectual Property for recording the security interest granted hereunder to the Collateral Agent in such After-Acquired Intellectual Property, which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office or the U.S. Copyright Office. Notwithstanding any of the foregoing, each Grantor shall have no obligation to file any such instruments or statements for such After-Acquired Intellectual Property outside of the United States.

Section 11. Voting Rights; Dividends; Etc.

(a) So long as no Event of Default shall have occurred and be continuing and the Collateral Agent shall have given written notice to the relevant Grantor of the Collateral Agent’s intention to exercise its rights hereunder:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor which would impair the Pledged Collateral or which would be inconsistent in any material respect with or result in any violation of any provision of this Agreement or any other Loan Document or, without prior notice to the Collateral Agent, to enable or take any other action to permit any issuer of Pledged Equity to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Equity other than issuances, transfers and grants to a Grantor.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Security Collateral, from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Security Collateral (any of the foregoing, a “Distribution” and collectively the “Distributions”) paid in respect of

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the Security Collateral of such Grantor to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all Distributions paid or payable other than in cash (other than in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus) in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral, shall, except to the extent constituting Excluded Assets, be, and, subject to the limitations in the definition of “Collateral” shall be promptly delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be promptly delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii) The Collateral Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the Distributions that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent to the Borrower of the Collateral Agent’s intention to exercise its rights hereunder:

(i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 11(a)(i) shall, upon written notice to such Grantor by the Collateral Agent, cease and (y) to receive Distributions that it would otherwise be authorized to receive and retain pursuant to Section 11(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii) All Distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 11(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii) Promptly following the cure (but not a partial cure) or waiver of such Event of Default, the Collateral Agent shall return to each Grantor all cash and funds that the Collateral Agent has received pursuant to subsection (ii) of this clause (b) and that such Grantor is entitled to retain pursuant to Section 11(a)(ii) if such cash or funds have not been applied to repayment of the Secured Obligations.

(c) Each Grantor shall not grant control over any investment property to any Person other than the Collateral Agent, except to the extent permitted pursuant to this Agreement.

Dana – Revolving Facility Security Agreement

Section 12. Transfer and Other Liens; Additional Shares. Each Grantor agrees that it will (a) cause each issuer which is a Loan Party of the Pledged Equity pledged by such Grantor not to issue any Capital Stock or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor or except as permitted by the Credit Agreement, and (b) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Capital Stock or other securities except to the extent constituting Excluded Equity Interests.

Section 13. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact (such appointment to cease upon the payment in full in cash of all the Obligations under the Loan Documents), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s reasonable discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary to accomplish the purposes of this Agreement, including, without limitation:

(a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 8,

(b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of the rights of the Collateral Agent with respect to any of the Collateral.

Section 14. Collateral Agent May Perform. Upon the occurrence and during the continuance of an Event of Default, if any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 19.

Section 15. The Collateral Agent’s Duties.

(a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the safe custody of any Collateral in its possession or in the possession of an Affiliate of the Collateral Agent or any designee (including without limitation, a Subagent) of the Collateral Agent acting on its behalf and the accounting for moneys actually received by it or its Affiliates hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent and any of its Affiliates or any designee (including without limitation, a Subagent) on its behalf shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession or in the possession of an Affiliate or any designee (including without limitation, a Subagent) on its behalf if such Collateral is accorded treatment substantially equal to that which it accords its own property.

Dana – Revolving Facility Security Agreement

(b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each, a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder and pursuant to the terms hereof, with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

Section 16. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) to the extent permitted under such Grantor’s lease, occupy any premises where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

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(b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 16) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, subject to any Intercreditor Agreement, in the following manner:

(i) first, paid ratably to each Agent for any amounts then owing to such Agent pursuant to Section 9.04 of the Credit Agreement or otherwise under the Loan Documents; and

(ii) second, ratably (1) paid to the Lenders for any amounts then owing to them, in their capacities as such, in respect of the Obligations under the Revolving Credit Facility ratably in accordance with such respective amounts then owing to such Lenders, (2) paid to each Lender Party (or its applicable Affiliate) and each Cash Management Bank for any amounts then owing to such Lender Party (or such Affiliate) and such Cash Management Bank in respect of Cash Management Obligations, (3) paid to each Lender Party (or its applicable Affiliate) and each Hedge Bank for any amounts then owing to such Lender Party (or such Affiliate) and such Hedge Bank in respect of Secured Hedge Agreements and (4) deposited as Collateral in the L/C Cash Collateral Account up to an amount equal to 105% of the aggregate Available Amount of all outstanding Letters of Credit, provided that in the event that any such Letter of Credit is drawn, the Collateral Agent shall pay to the Issuing Bank that issued such Letter of Credit the amount held in the L/C Cash Collateral Account in respect of such Letter of Credit, provided further that, to the extent that any such Letter of Credit shall expire or terminate undrawn and as a result thereof the amount of the Collateral in the L/C Cash Collateral Account shall exceed 105% of the aggregate Available Amount of all then outstanding Letters of Credit, such excess amount of such Collateral shall be applied in accordance with the remaining order of priority set out in this Section 16.

(c) Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be distributed pursuant to any relevant Intercreditor Agreement.

(d) All payments received by any Grantor under or in connection with the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(e) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

(f) In In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition.

Dana – Revolving Facility Security Agreement

(g) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 16, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral any information in its possession relating to such Security Collateral.

Section 17. Maintenance of Records. Each Grantor will keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, in all material respects, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other material dealings concerning the Collateral. For the Collateral Agent’s further security, each Grantor agrees that the Collateral Agent shall have a property interest in all of such Grantor’s books and records pertaining to the Collateral and, upon the occurrence and during the continuation of an Event of Default, such Grantor shall deliver and turn over any such books and records to the Collateral Agent or to its representatives at any time on demand of the Collateral Agent.

Section 18. Indemnity and Expenses.

(a) Each Grantor severally agrees (to the extent not promptly reimbursed by the Borrower) to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”), pro rata, from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of a single outside counsel and, if reasonably required, local or specialist counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceedings or preparation of a defense in connection therewith) this Agreement, except to the extent (i) such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s bad faith, gross negligence or willful misconduct or material breach of this Agreement or any other Loan Document or arising from a dispute between or among Indemnified Parties (other than any claims against any Agent, Issuing Bank or Swing Line Lender in its capacity as such or a dispute that does not involve any act or omission of the Borrower or any of its Affiliates or (ii) any such Indemnified Party (or any of its Affiliates, successors or assigns) enters a settlement without the Borrower’s written consent (such consent not to be unreasonably withheld, delayed or conditioned); provided that clauses (i) and (ii) shall not apply if (x) the Borrower was offered the ability to assume, but elected not to assume, the defense of such action or (y) a final, non-appealable judgment by a court of competent jurisdiction is found in favor of the Indemnified Party in any such proceeding. The Grantors also agree not to assert any claim against the Collateral Agent, any Secured Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the this Agreement.

(b) Each Grantor agrees to pay (to the extent not promptly reimbursed by the Borrower) within 30 days of demand (i) all reasonable, documented out-of-pocket costs and expenses of the Collateral Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, any consent or waiver under, or legal advice in respect of rights or responsibilities under, this Agreement and (ii) all reasonable, documented and out-of-pocket costs and expenses of the Collateral Agent in connection with the enforcement of (whether through negotiations, legal proceedings or otherwise) the Agreement; provided that, under clauses (i) and (ii) reasonable attorney’s fees shall be limited to one primary counsel and, if reasonably required by the Collateral Agent, local or specialist counsel, provided further that the previous proviso shall not apply if counsel determines in good faith that there is a conflict of interest that requires separate representation for any party.

Dana – Revolving Facility Security Agreement

Section 19. Limitations on Liens on Collateral. Each Grantor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Liens permitted under Section 5.02(a) of the Credit Agreement and will defend the right, title and interest of the Collateral Agent in and to all of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever other than claims or demands arising out of Liens permitted under Section 5.02(a) of the Credit Agreement.

Section 20. Amendments; Waivers; Additional Grantors; Etc.

(a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by each Grantor and the Collateral Agent, and then such waiver or consent (which consent shall not be unreasonably withheld, delayed or conditioned) shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery by a ny Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Revolving Facility Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

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Section 21. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier or other electronic transmission) and mailed, telecopied or otherwise delivered, in accordance with the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties.

Section 22. Continuing Security Interest; Assignments Under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Obligations under the Loan Documents and (ii) the Termination Date, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and permitted assigns. Without limiting the generality of the foregoing clause (c), subject to Section 9.07 of the Credit Agreement, any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to any Eligible Assignee, and such Eligible Assignee shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in Section 9.07 of the Credit Agreement.

Section 23. Release; Termination.

(a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents, the security interest in such Collateral will automatically be released without further action by any party and the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that, if requested by the Collateral Agent, such Grantor shall have delivered to the Collateral Agent, a written request for release in reasonable detail describing the item of Collateral, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents.

(b) Upon the latest of (i) the payment in full in cash of the Obligations under the Loan Documents (other than contingent indemnification obligations which are not then due and payable), (ii) the Termination Date and (iii) the termination or expiration of all Letters of Credit, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, approve, execute, assign, transfer and/or deliver to such Grantor such documents and instruments (including, but not limited to UCC termination financing statements or releases) as such Grantor shall reasonably request to evidence such termination.

Section 24. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Agreement.

Section 25. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of page intentionally left blank]

Dana – Revolving Facility Security Agreement

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

DANA HOLDING CORPORATION, as Borrower

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

Dana – Revolving Facility Security Agreement

DANA LIMITED, as a Grantor

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

DANA AUTOMOTIVE SYSTEMS GROUP, LLC as a Grantor

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

DANA DRIVESHAFT PRODUCTS, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

DANA DRIVESHAFT MANUFACTURING, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

DANA LIGHT AXLE PRODUCTS, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

DANA LIGHT AXLE MANUFACTURING, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

DANA SEALING PRODUCTS, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

Dana – Revolving Facility Security Agreement

DANA SEALING MANUFACTURING, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

DANA STRUCTURAL PRODUCTS, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

DANA STRUCTURAL MANUFACTURING, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

DANA THERMAL PRODUCTS, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

DANA HEAVY VEHICLE SYSTEMS GROUP, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

DANA COMMERCIAL VEHICLE PRODUCTS, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

DANA COMMERCIAL VEHICLE MANUFACTURING, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

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SPICER HEAVY AXLE & BREAK, INC., as a Grantor

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

DANA OFF HIGHWAY PRODUCTS, LLC, as a Grantor

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

DANA WORLD TRADE CORPORATION, as a Grantor

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

DANA AUTOMOTIVE AFTERMARKET, INC., as a Grantor

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

DANA GLOBAL PRODUCTS, INC., as a Grantor

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

DANA RUSSIA HOLDINGS, INC., as a Grantor

By:	/s/ Lillian Etzkorn
Name:	Lillian Etzkorn
Title:	Treasurer

DANA EMPLOYMENT, INC., as a Grantor

By:	/s/ Robert W. Spencer, Jr.
Name:	Robert W. Spencer, Jr.
Title:	Assistant Secretary

Dana – Revolving Facility Security Agreement

CITIBANK, N.A., as Collateral Agent

By:	/s/ Mohammed S. Baabde
Name:	Mohammed S. Baabde
Title:	Director & Vice President

Dana – Revolving Facility Security Agreement

Schedule I to the

Revolving Facility Security Agreement

INVESTMENT PROPERTY

Part I

Initial Pledged Shares

Grantor	Issuer	Class of Equity Interest	Par Value	Certificate No(s)	Number of Shares	Percentage of Outstanding Shares

Part II

Initial Pledged Debt

Grantor	Debt Issuer	Description of Debt	Debt Certificate No(s)	Final Maturity	Outstanding Principal Amount

Part III

Other Investment Property

Grantor	Issuer	Name of Investment	Certificate No(s)	Amount	Other Identification

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Schedule II to the

Revolving Facility Security Agreement

PLEDGED DEPOSIT ACCOUNTS

Grantor	Type of Account	Name and Address of Bank	Account Number

SECURITIES ACCOUNTS

Grantor	Type of Account	Name and Address of Bank	Account Number

Dana – Revolving Facility Security Agreement

Schedule III to the

Revolving Facility Security Agreement

INTELLECTUAL PROPERTY

I. Patents

Grantor	Patent Titles	Country	Patent No.	Application No.	Filing Date	Issue Date

II. Domain Names and Trademarks

Grantor	Domain Name/Mark	Country	Mark	Reg. No.	Application No.	Filing Date	Issue Date

III. Trade Names

Grantor	Names

IV. Copyrights

Grantor	Title of Work	Country	Title	Reg. No.	Application No.	Filing Date	Issue Date

V. IP Agreements

Grantor	IP Agreements

Dana – Revolving Facility Security Agreement

Schedule IV to the

Revolving Facility Security Agreement

CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION

AND ORGANIZATIONAL IDENTIFICATION NUMBER

Grantor	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.

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Schedule V to the

Revolving Facility Security Agreement

CHANGES IN NAME, LOCATION, ETC.

Dana – Revolving Facility Security Agreement

Schedule VI to the

Revolving Facility Security Agreement

LOCATION OF EQUIPMENT AND INVENTORY

[Name of Grantor]

Locations of Equipment:

Locations of Inventory:

[Name of Grantor]

Locations of Equipment:

Locations of Inventory:

Dana – Revolving Facility Security Agreement

Schedule VII to the

Revolving Facility Security Agreement

LETTERS OF CREDIT

Beneficiary (Grantor)	Issuer	Nominated Person (if any)	Account Party	Number	Maximum Available Amount	Date

Dana – Revolving Facility Security Agreement

Exhibit A to the

Revolving Facility Security Agreement

FORM OF REVOLVING FACILITY SECURITY AGREEMENT SUPPLEMENT

[Date of Revolving Facility Security Agreement Supplement]

Citibank, N.A.,

as the Collateral Agent for the

Secured Parties referred to in the

Credit Agreement referred to below

Attn:

Phone:

Telecopy:

Email:

DANA HOLDING CORPORATION

Ladies and Gentlemen:

Reference is made to (i) the Revolving Credit and Guaranty Agreement dated as of June 9, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dana Holding Corporation, a Delaware corporation, the Guarantors party thereto, the Lenders party thereto, Citibank, N.A. (“CITI”), as collateral agent (together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement, the “Collateral Agent”), and CITI, as administrative agent for the Lender Parties, and (ii) the Revolving Facility Security Agreement dated June 9, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Facility Security Agreement”) made by the Grantors from time to time party thereto in favor of the Collateral Agent for the benefit of the Secured Parties. Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.

SECTION 1. Grant of Security. Subject to any Intercreditor Agreement, the undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

SECTION 2. Security for Obligations. The grant of a security interest in the Collateral by the undersigned under this Revolving Facility Security Agreement Supplement and the Revolving Facility Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Revolving Facility Security Agreement Supplement and the Revolving Facility Security Agreement secure the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

Dana – Revolving Facility Security Agreement

SECTION 3. Supplements to Revolving Facility Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through VIII to Schedules I through VIII, respectively, to the Revolving Facility Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Revolving Facility Security Agreement and are complete and correct in all material respects.

SECTION 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 5 of the Revolving Facility Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor (except to the extent such representations and warranties expressly relate to an earlier date).

SECTION 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Revolving Facility Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Revolving Facility Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.

SECTION 6. Execution in Counterparts. This Revolving Facility Security Agreement Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Revolving Facility Security Agreement Supplement by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Revolving Facility Security Agreement Supplement.

SECTION 7. Termination. This Revolving Facility Security Agreement Supplement shall terminate concurrently with the termination of the Revolving Facility Security Agreement in accordance with the terms thereof.

SECTION 8. Governing Law. This Revolving Facility Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By
Name:
Title:

Address for notices:

Dana – Revolving Facility Security Agreement

Exhibit B to the

Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark]

FORM OF NOTICE OF GRANT OF SECURITY INTEREST IN [COPYRIGHT] [PATENT]

[TRADEMARK]

This NOTICE OF GRANT OF SECURITY INTEREST IN [COPYRIGHT] [PATENT] [TRADEMARK] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark]”) dated             , 20    , is made by the Person listed on the signature pages hereof (the “Grantor”) in favor of CITIBANK, N.A., as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, Dana Holding Corporation, a Delaware corporation, and the Guarantors (as defined in the Credit Agreement referred to below) have entered into a Revolving Credit and Guaranty Agreement, dated as of June 9, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with CITIBANK, N.A., as Administrative Agent and as Collateral Agent, and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement and capitalized terms used herein and not defined herein or in the Credit Agreement have the meanings ascribed to such terms in the Revolving Facility Security Agreement (as defined below).

WHEREAS, as a condition precedent to the making of Advances by the Lender Parties under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time, the Grantors have executed and delivered that certain Revolving Facility Security Agreement, dated June 9, 2016, made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Facility Security Agreement”).

WHEREAS, under the terms of the Revolving Facility Security Agreement, the Grantor has granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantor, and have agreed as a condition thereof to execute this Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] for recording with the [U.S. Patent and Trademark Office] [United States Copyright Office].

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1. Grant of Security. The Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in all of the Grantor’s right, title and interest in and to the following (the “Collateral”):

(a) [the United States patents and patent applications set forth in Schedule A hereto (the “Patents”);]

(b) [the United States trademark and service mark registrations and applications set forth in Schedule A hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications until the earlier of (x) the filing of a statement of use therefore or (y) the issuance of a registration thereon, the goodwill symbolized thereby) (the “Trademarks”);]

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Dana – Revolving Facility Security Agreement

(c) [all copyrights, whether registered or unregistered, now owned or hereafter acquired by the Grantor, including, without limitation, the United States copyright registrations and applications set forth in Schedule A hereto (the “Copyrights”);]

(d) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(e) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover proceeds arising from such damages; and

(f) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral or arising from any of the foregoing.

SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by the Grantor under this Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] secures the payment of all Obligations of the Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] secures, as to the Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the Grantor to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

SECTION 3. Recordation. The Grantor authorizes and requests that the [Register of Copyrights] [Commissioner for Patents] [Commissioner for Trademarks] record this Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark].

SECTION 4. Execution in Counterparts. This Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark].

SECTION 5. Grants, Rights and Remedies. This Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] has been entered into in conjunction with the provisions of the Revolving Facility Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Revolving Facility Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. To the extent

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Dana – Revolving Facility Security Agreement

there is any conflict with the terms of this Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] and the Revolving Facility Security Agreement, the terms of the Revolving Facility Security Agreement shall control.

SECTION 6. Termination. This Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] shall terminate concurrently with the termination of the Revolving Facility Security Agreement in accordance with the terms thereof.

SECTION 7. Governing Law. This Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature page follows]

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Dana – Revolving Facility Security Agreement

IN WITNESS WHEREOF, each Grantor has caused this Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[ ]

By
Name:
Title:

Address for Notices:

[ ]

By
Name:
Title:

Address for Notices:

[ ]

By
Name:
Title:

Address for Notices:

Dana – Revolving Facility Security Agreement

Exhibit C to the

Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark]

FORM OF NOTICE OF GRANT OF SECURITY INTEREST IN [COPYRIGHT] [PATENT]

[TRADEMARK] SUPPLEMENT

This NOTICE OF GRANT OF SECURITY INTEREST IN [COPYRIGHT] [PATENT] [TRADEMARK] SUPPLEMENT (this “Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] Supplement”) dated             ,             , is made by the Person listed on the signature page hereof (the “Grantor”) in favor of CITIBANK, N.A., as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, Dana Holding Corporation, a Delaware corporation, and the Guarantors (as defined in the Credit Agreement referred to below) have entered into a Revolving Credit and Guaranty Agreement, dated as of June 9, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with CITIBANK, N.A., as Administrative Agent and as Collateral Agent, and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, the Grantor and certain other Persons have executed and delivered that certain Revolving Facility Security Agreement, dated June 9, 2016, made by the Grantor and such other Persons to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Facility Security Agreement”) and that certain Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark], dated June 9, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark]”).

WHEREAS, under the terms of the Revolving Facility Security Agreement, the Grantor has granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] Supplement for recording with the [U.S. Patent and Trademark Office] [United States Copyright Office].

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1. Grant of Security. The Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Grantor’s right, title and interest in and to the following (the “Additional Collateral”):

(a) [the United States patents and patent applications set forth in Schedule A hereto (the “Patents”);]

(b) [the United States trademark and service mark registrations and applications set forth in Schedule A hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications until the earlier of (x) the filing of a statement of use therefore or (y) the issuance of a registration thereon, together with the goodwill symbolized thereby) (the “Trademarks”);]

(c) [the United States copyright registrations and applications set forth in Schedule A hereto (the “Copyrights”);]

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Dana – Revolving Facility Security Agreement

(d) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(e) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(f) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.

SECTION 2. Security for Obligations. The grant of a security interest in the Additional Collateral by the Grantor under this Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] Supplement secures the payment of all Obligations of the Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3. Recordation. The Grantor authorizes and requests that the [Register of Copyrights] [Commissioner for Patents] [Commissioner for Trademarks] to record this Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] Supplement.

SECTION 4. Grants, Rights and Remedies. This Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] Supplement has been entered into in conjunction with the provisions of the Revolving Facility Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Additional Collateral are more fully set forth in the Revolving Facility Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. To the extent there is any conflict with the terms of this Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] Supplement and the Revolving Facility Security Agreement, the terms of the Revolving Facility Security Agreement shall control.

SECTION 5. Execution in Counterparts. This Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] Supplement by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] Supplement.

SECTION 6. Termination. This Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] Supplement shall terminate concurrently with the termination of the Revolving Facility Security Agreement in accordance with the terms thereof.

SECTION 7. Governing Law. This Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature page follows]

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Dana – Revolving Facility Security Agreement

IN WITNESS WHEREOF, the Grantor has caused this Notice of Grant of Security Interest in [Copyright] [Patent] [Trademark] Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NAME OF GRANTOR]

By
Name:
Title:

Address for Notices:

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Dana – Revolving Facility Security Agreement